Exhibit 5.1

212-373-3000

212-757-3990

March 30, 2015

Caesars Growth Properties Holdings, LLC

One Caesars Palace Drive

Las Vegas, NV 89109

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Caesars Growth Properties Holdings, LLC, a Delaware limited liability company (“CGPH LLC”), Caesars Growth Properties Finance, Inc., a Delaware corporation (“CGP Finance” and, together with CGPH LLC, the “Issuers”), and the guarantors listed on Schedule I hereto (collectively, the “Delaware Guarantors”) and the guarantors listed on Schedule II hereto (collectively, the “non-Delaware Guarantors” and, collectively with the Delaware Guarantors, the “Guarantors”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to

Caesars Growth Properties Holdings, LLC

furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Issuers’ $675,000,000 aggregate principal amount of 9.375% Second-Priority Senior Secured Notes due 2022 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Issuer’ outstanding $675,000,000 aggregate principal amount of 9.375% Second-Priority Senior Secured Notes due 2022 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Issuers in accordance with the terms of the Indenture (the “Base Indenture”), dated as of April 17, 2014, among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain supplemental indenture, dated as of May 20, 2014, by and among the Issuers, the guarantors party thereto and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Base Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement;

3. the Supplemental Indenture included as Exhibit 4.2 to the Registration Statement;

Caesars Growth Properties Holdings, LLC

4. the Registration Rights Agreement, dated as of April 17, 2014 (the “Registration Rights Agreement”), among the Issuers and Citigroup Global Markets Inc., as representative of the initial purchasers named therein, included as Exhibit 4.3 to the Registration Statement; and

5. the Joinder Agreement to the Registration Rights Agreement, dated as of May 20, 2014, among the Issuers and the other parties thereto, included as Exhibit 4.4 to the Registration Statement.

In addition, we have examined (i) such corporate records of CGP Finance that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of CGP Finance certified by CGP Finance as in effect on the date of this letter, and copies of resolutions of the board of directors of CGP Finance relating to the issuance of the Exchange Notes certified by CGP Finance; (ii) such limited liability company records of CGPH LLC and each Delaware Guarantor that we have considered appropriate, including a copy of the certificate of formation, as amended, and operating agreement, as amended, of CGPH LLC and each Delaware Guarantor, certified by the managing member of CGPH LLC as in effect on the date of this letter, and copies of resolutions of the board of directors of the direct or indirect sole or managing member of CGPH LLC and each Delaware Guarantor relating to the issuance of the Exchange Notes and the Guarantees certified by the managing member of CGPH LLC; and (iii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in the Documents and upon certificates of public officials and officers of the Issuers and the Guarantors.

Caesars Growth Properties Holdings, LLC

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and the Guarantees will be issued as described in the Registration Statement, (ii) that the Exchange Notes will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added, (iii) that each non-Delaware Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, (iv) that each non-Delaware Guarantor has all necessary power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees, (v) that the execution, delivery and performance by each non-Delaware Guarantor of the Indenture and the delivery and performance by each non-Delaware Guarantor of the Guarantees has been duly authorized by all necessary limited liability company action and do not violate such party’s certificate of formation or articles of organization, as applicable, operating agreements or other organizational documents or

Caesars Growth Properties Holdings, LLC

the laws of its jurisdiction of organization, and (vi) the due execution and delivery of the Indenture and the due delivery of the Guarantees by each non-Delaware Guarantor under the laws of its jurisdiction of organization.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will constitute legal, valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Caesars Growth Properties Holdings, LLC

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Caesars Growth Properties Holdings, LLC

SCHEDULE I

Delaware Guarantors	Jurisdiction of Organization
TSP Owner LLC	Delaware
Caesars Growth Cromwell, LLC	Delaware
Caesars Growth Quad, LLC	Delaware
3535 LV NewCo, LLC	Delaware
Caesars Growth Bally’s LV, LLC	Delaware
FHR NewCo, LLC	Delaware
LVH NewCo, LLC	Delaware
Flamington-Laughlin NewCo, LLC	Delaware
Parball NewCo, LLC	Delaware
Caesars Growth Harrah’s New Orleans, LLC	Delaware
Caesars Growth PH Fee, LLC	Delaware
Caesars Growth PH, LLC	Delaware
JCC Holding Company II LLC	Delaware
Caesars Growth Laundry, LLC	Delaware
Laundry Newco, LLC	Delaware

Caesars Growth Properties Holdings, LLC

SCHEDULE II

Non-Delaware Guarantors	Jurisdiction of Organization
PHWLV, LLC	Nevada
Jazz Casino Company, L.L.C.	Louisiana
JCC Fulton Development, L.L.C.	Louisiana

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